EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT

The Municipal Fund Accumulation Program, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 25 to Registration Statement No. 2-57442 of our report dated February 5, 1999 appearing in the annual report to shareholders of The Municipal Fund Accumulation Program, Inc. for the year ended December 31, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


Deloitte & Touche LLP
Princeton, New Jersey
April 22, 1999